UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Florida Rock Industries, Inc.

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This filing relates to the announced acquisition of Florida Rock Industries, Inc. (“Florida Rock”) by Vulcan Materials Company (“Vulcan Materials”) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 19, 2007, by and among Vulcan Materials, Florida Rock, Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc.
The following materials have been made available on Florida Rock’s website:

Florida Rock Industries, Inc.

This presentation and discussion may include comments or information about the future of Florida Rock Industries, Inc. and subsidiaries, including plans, expectations and, in some cases, predictions. These forward-looking statements are based on management's beliefs and assumptions and are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory, climatic, pricing, energy costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of changes in actual results, changes in assumptions or any other factors.

This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF FLORIDA ROCK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to shareholders of Florida Rock. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, and from www.vulcanfloridarock.com, www.vulcanmaterials.com or www.flarock.com. Vulcan Materials, Florida Rock and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Vulcan Materials' directors and executive officers is available in Vulcan Materials' proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006, and information regarding Florida Rock's directors and executive officers is available in Florida Rock's proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on December 27, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Founded in 1929 by the Thompson S. Baker Family: Baker Family owns approx. 26% of the Company. One of the Nation's largest producers of aggregates. Major supplier of Ready Mix Concrete in Florida, south Georgia, Virginia and Maryland (Ranked #1 or #2 in most markets). Major Florida cement supplier through Newberry Cement Plant and two import terminals. 34 consecutive years of operating profitability since going public in 1972. Company Overview

Business Segments

Corporate Headquarters Jacksonville, Florida Aggregate & Cement Facilities LOCATIONS INCLUDE: 21 Stone Quarries 15 Sand Plants 11 Distribution Terminals 1 Calcium Products Plants 1 Cement Plant 2 Cement Import & Grinding Facilities 2.5 Billion tons of Reserves

LOCATIONS INCLUDE: 114 Ready-mix Plants 13 Concrete Block Plants 1 Prestress Plant 1 Precast Plant 1 Brickyard Corporate Headquarters Jacksonville, Florida Concrete Facilities

Key Strengths Reasons for Confidence Strong Position in the Most Attractive US Building Materials Markets Location and Quality of Reserves Low Cost Producer High Quality Balance Sheet and Strong Internal Cash Flow Great Track Record

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 3-D Column 398.7 456.8 492.5 579.3 647.8 696.6 707.5 728.7 926.6 1126.6 1328.3 (Amounts in Millions) CAGR +12.8 % CAGR +13.8% +17.9% Sales Growth History (excluding freight)

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 3-D Column 27 37.1 38.9 46.6 59.7 69.3 68.9 75.9 113.7 157.7 211.8 (Amounts in Millions) CAGR +22.9% CAGR +25.0% +34.3% Earnings Growth History

2002 2003 2004 2005 2006 Nine Months 1.01 1.11 1.52 2.27 3.11 Asset Sales 0.04 0.05 0.2 0.1 0.05 Earnings Per Share - Diluted Twelve Months Ended September 30 $1.06 $1.16 $1.72 $2.36 $3.16 Gain on Asset Sales +33.7% CAGR 31.4%

Florida Georgia/Western Tennessee Mid-Atlantic North Carolina East 977485 116466 6966 382061 6029 2006 Sales by Market

2002 2003 2004 2005 2006 67.086 73.589 105.256 153.7 208.2 Asset Sales 1.81 2.31 8.41 4 3.6 $75.9 $157.7 $68.9 $113.7 (Amounts in Millions) Asset Sale Contribution to Annual Earnings 5-Year Comparative $211.8

2002 2003 2004 2005 2006 YTD 0.144 0.139 0.19 0.23 0.254 Return on Equity (ROE) 5-Year Comparative

2002 2003 2004 2005 2006 Replacement Cap Ex 20.8 27.2 48 48.8 54.2 Free Cash Flow 123.251 106.8 149 176.2 237.5 $134 M $144 M $197 M (Amounts in Millions) $225 M Net Cash Provided by Operating Activities 5-Year Comparative $292 M

2002 2003 2004 2005 2006 Land 5.8 4.36 33.862806 26.7 15.8 Replacements 20.8 27.179 48 48.8 54.2 New Projects 22.9 138.4 22.8 64.6 109.8 $49.8 $170.0 $104.7 (Amounts in Millions) $140.1 Capital Expenditures 5-Year Comparative (Includes Acquisitions) $179.8

FY 2007 Replacements 74.8872 New Projects 233.4952 Land 35.714 Acquisitions Capital Expenditures Annual Comparison by Category FY 2007 (Budget) 21.8% $344.1 10.4% 67.9%

2001 2002 2003 2004 2005 2006 2007B Depr amd Amort 62.6 66.152 63.126 63.628 64.6 74.7 84.1 (Amounts in Millions) Annual Depreciation Expense

Six Months Year-to-Date Highlights Fiscal Year 2007

2003 2004 2005 2006 2007 3-D Column 321.108 444.083 500.34 652.334 529.865 ($ in Millions) CAGR 13.34% Sales Growth Comparison (Six Months Ended March 31) (excluding freight)

2003 2004 2005 2006 2007 YTD 0.4 0.66 0.92 1.46 1 Gain on Sale of Real Estate 0.04 0.2 0.06 0.03 0.06 Earnings Per Share - Diluted Six Months - Comparison

Financial Condition Comparison (in millions except per share)

Construction Data for Total Residential and Non-Residential in Florida Rock Markets Year-over-Year Comparison - Trailing Twelve Months Source: Dodge Construction Reports (Square Feet in Thousands) Previous Year Non-Residential Previous Year Residential Current Year Non-Residential Current Year Residential

Florida Rock Residential vs All Other Ready Mix Concrete Sales Data Annual Comparison - FY 2005 / FY 2006 Consolidated FY 2005 FY 2006 Residential 3206.0704 3198.90875 Non-Residential 3795.1877 4054.83455 (Yards in Thousands)

Florida Rock Residential vs All Other Ready Mix Concrete Sales Data Year-over-Year Comparison - Trailing Twelve Months (Yards) Previous Year Non-Residential Previous Year Residential Current Year Non-Residential Current Year Residential

Volume vs Price per Yard - Concrete Annual Comparison - Fiscal Year to Date Oct Nov Dec Jan Feb Mar FY 2006 587.793 617.732 571.646 580.837 593.979 783.967 FY 2007 578.345 498.564 469.579 450.323 361.464 480.942 (Yards in thousands) October November December January February March 2005 87.23 87.49 89.56 96.02 96.57 95.82 2006 100.13 101.15 100.74 102.22 101.72 100.95 2007 $/yd 2006 $/yd

Oct Nov Dec Jan Feb Mar FY 2006 6.651611 7.455124 7.772595 7.581152 7.05147 8.807885 FY 2007 5.687261 4.833743 4.371925 4.11651 3.786649 3.739139 (Block in millions) Volume vs Price per Unit - Block Annual Comparison - Fiscal Year to Date October November December January Feb Mar 2005 1.28 1.27 1.29 1.41 1.41 1.4 2006 1.41 1.39 1.39 1.4 1.38 1.37 2006 $/unit 2007 $/unit

Oct Nov Dec Jan Feb Mar FY 2006 4062.214 3938.869 3797.781 4020.8 3678.252 4814.345 FY 2007 4414.505 3580.389 3154.145 3099.144 2598.049 3466.28 (Tons in thousands) Volume vs Price per Ton - Aggregate Annual Comparison - Fiscal Year to Date October November December Jan Feb Mar FY 2006 7.72 7.77 7.93 8.5 8.54 8.34 FY 2007 9.21 9.34 9.32 9.97 10.05 9.96 2007 $/ton 2006 $/ton *Does not exclude inter-company sales.

Oct Nov Dec Jan Feb Mar Calcium Products 22.958 23.865 22.403 24.288 15.762 25.475 2005 191.77 192.118 198.474 219.327 0 186.954 229.808 2006C 25.573 25.86 22.074 30.525 21.799 24.768 2006 205.217 146.153 119.361 127.191 141.432 146.873 0 0 0 0 0 0 0 October November December Jan Feb Mar 2005 90.15 93 90.22 99.59 102.55 100.57 2006 102.05 102.58 104.83 103.3 93.56 97.08 October November December Jan Feb Mar 2005 82.24 84.49 83.25 91.66 96.09 92.44 2006 92.91 90.36 91.68 87.29 83.78 86.03 (Tons in thousands) Volume vs Price per Ton - Cement/Calcium Annual Comparison - Fiscal Year to Date 2006 $/ton 2007 $/ton Prices in blue represent cement products only. Prices in black represent cement and calcium average price. * Volumes equal combined cement and calcium tons sold. 214.7 230.8 216.0 172.0 255.3 171.6 202.7 163.2 243.6 157.7 220.9 141.4

NOTE: *2003, 2004, 2005 Spending was budgeted to be $2.1B, $3.8B, $3.7B respectively 2003-2005 are Actual Construction Spending 2006, 2007 Budgeted Construction Spending as of July 2006 2003 2004 2005 2006 2007 Historical Spending 1937 2630.7 3000 4370 5301 $2,631* $3,004* Source: Florida Department of Transportation $1,937* (Amounts in Millions) $4,372 Florida DOT Construction Spending FY2003 - 2007 $5,301

Source: US Census Bureau Note: This chart reflects the projected real growth over the proceeding five-year period. Real Population Growth by State

$4.6 billion agreed transaction price. FRK shareholders can elect to receive 0.63 shares of the new holding company or $67.00 in cash, subject to proration, such that in the aggregate the transaction will be 70% cash and 30% converted stock. Key Statistics: Resulting debt of $3.7 billion (50% debt-to-capital ratio). Combined aggregate reserves of 13.9 billion tons. Strong market position in four highest growth states. Vulcan Materials to Acquire Florida Rock Industries